Exhibit 10.1

                               EXCHANGE AGREEMENT

     This Exchange Agreement (the "Agreement") dated June 3, 2005, is made by and among Remedent USA, Inc., a Nevada corporation ("Remedent"); Remedent N.V., a Belgian company (the "Subsidiary"), Lausha NV, a Belgian company ("Lausha") and Robin List ("List") ("List and Lausha" collectively referred to herein as "Exchanging Stockholders" and individually as an "Exchanging Stockholder").

                                    RECITALS

     A. Remedent currently owns 2,200 shares of common stock representing twenty-two percent (22%) ownership interest of the Subsidiary and the Exchanging Stockholders individually own the number of shares of common stock of the Subsidiary as set forth in Exhibit A, and collectively own 7,800 shares of common stock of the Subsidiary representing a seventy-eight percent (78%) ownership interest of the Subsidiary.

     B. Remedent desires to acquire all of the issued and outstanding capital stock of the Subsidiary owned by the Exchanging Stockholders, and the Exchanging Stockholders desire to exchange all of their shares of the Subsidiary for shares of Remedent authorized but unissued and restricted common stock as hereinafter provided.

     C. It is the intention of the parties that: (i) Remedent shall acquire all of the issued and outstanding common stock of the Subsidiary owned by the Exchanging Stockholders in exchange solely for the number of shares of Remedent authorized but unissued shares of common stock, par value $0.0001, set forth below; and (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "Securities Act"), and under the applicable securities laws of each state or jurisdiction where the Exchanging Stockholders reside, with the Subsidiary becoming a wholly-owned subsidiary of Remedent.

     D. The board of directors of Remedent deems it to be in the best interest of Remedent and its stockholders to acquire all of the issued and outstanding capital stock of the Subsidiary owned by the Exchanging Stockholders; and the Exchanging Stockholders deems it to be in their best interest to exchange all of the capital stock of the Subsidiary owned by them for shares of common stock of Remedent, as hereinafter provided.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows.

1.   EXCHANGE OF SHARES

     1.1 Exchange of Shares. Remedent, and the Exchanging Stockholders hereby agree that the Exchanging Stockholders shall, subject to the effectuation of the reverse stock split (the "Reverse Stock Split"), as currently contemplated under the Definitive Information Statement filed

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

with the U.S. Securities and Exchange Commission ("SEC") pursuant to Section 14(c) of the Securities Exchange Act of 1934, at the time or place as may be agreed upon by the parties hereto which shall be no earlier than the effective date of the Reverse Stock Split ("Closing Date"), exchange an aggregate of 7,800 shares of common stock of the Subsidiary for 7,715,703 restricted shares of Common Stock of Remedent (the "Exchange"). The 7,800 shares of common stock represent all of the issued and outstanding capital stock of the Subsidiary owned by the Exchanging Stockholders. The common stock of the Subsidiary owned by each of the Exchanging Stockholders and the number of shares of common stock of Remedent which each Exchanging Stockholder will receive in the Exchange are set forth in Exhibit A hereto.

     1.2 Delivery of Exchange Stock. On the Closing Date, the Exchanging Stockholders will deliver or caused to be delivered to Remedent the certificates representing all of the outstanding common stock of the Subsidiary owned by the Exchanging Stockholders, duly endorsed (or with executed stock powers) so as to make Remedent the sole owner thereof. Upon delivery of the Exchanging Stockholders' shares, Remedent will deliver or cause to be delivered certificates representing an aggregate of 7,715,703 restricted shares of common stock of Remedent (the "Exchanging Stock"), as set forth in Exhibit A, resulting in the Exchanging Stockholders collectively owning seventy-eight (78%) of Remedent at the time of such Closing Date.

     1.3. Tax Treatment of Exchange. The parties acknowledge and agree that the Exchange is being conducted in order to facilitate the raising of capital of Remedent pursuant to the Confidential Private Placement Memorandum of Remedent dated May 27, 2005 (the "Private Placement"). In connection therewith, it is the intention of the parties that the Exchange be integrated with the Private Placement for purposes of determining "control" under Section 351 of the United States Internal Revenue Code.

2.   REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY AND EXCHANGING STOCKHOLDERS

     Each Exchanging Stockholder and the Subsidiary, to the extent applicable, as of the date of this Agreement and of the Closing Date, hereby represent and warrant as follows.

     2.1 Ownership of Shares. The Exchanging Stockholders are the owners of record and beneficially of all of the issued and outstanding common stock of Subsidiary as set forth in Exhibit A. Each Exchanging Stockholder represents and warrants that it owns such shares free and clear of all rights, claims, liens and encumbrances, and the shares have not been sold, pledged, assigned, transferred or otherwise disposed of except pursuant to this Agreement.

     2.2 Access to Corporate Information; Independent Investigation. Robin List, as a director and Chief Executive Officer of Remedent, and Lausha, as an entity controlled owned by Guy De Vresse who is Chairman of Remedent, each Exchanging Stockholder acknowledges that, it has all material knowledge of the business, operations and finance of Remedent, and has been given access to and opportunity to examine all financial statements, contracts and documents of Remedent; and in making the decision to exchange the Subsidiary common stock for Shares of common stock of Remedent, it is and will solely rely upon its knowledge and independent investigations made by it or its representatives.

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


     2.3 Risks. Each Exchanging Stockholder executing this Agreement acknowledges and understands that the exchange for the shares of Remedent involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment. In addition, each Exchanging Stockholder acknowledges that (i) the Exchanging Stockholder may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) the Exchanging Stockholder could sustain a complete loss of its entire investment. The Exchanging Stockholder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in Remedent; has evaluated such merits and risks, including risks particular to the Exchanging Stockholder's situation; and the Exchanging Stockholder has determined that this investment is suitable for the Exchanging Stockholder. The Exchanging Stockholder has adequate financial resources and can bear a complete loss of the Exchanging Stockholder's investment.

     2.4 Investment Intent. Each Exchanging Stockholder hereby represents that the shares of Remedent are being acquired for the Exchanging Stockholder's own account with no intention of distributing such securities to others. The Exchanging Stockholder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the shares of Remedent for the Exchanging Stockholder. The Exchanging Stockholder is presently not engaged, nor does the Exchanging Stockholder plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the shares of Remedent or any interest therein.

     2.5 Compliance with Federal and State Securities Laws. The Exchanging Stockholder understands that the shares of common stock of Remedent have not been registered under the Securities Act. The Exchanging Stockholder understands that the shares of common stock of Remedent must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available, and the Company is required to refuse any transfer of the Exchanging Stock that is not in compliance with the foregoing. Moreover, each Exchanging Stockholder understands that its right to transfer the shares of common stock of Remedent will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition, each Exchanging Stockholder represents that it will only sell the Exchanging Stock in compliance with the Securities Act, including the provisions of Regulation S of the Securities Act ("Regulation S"), pursuant to registration under the Securities Act or pursuant to an available exemption from such registration. In addition to such restrictions, each Exchanging Stockholder realizes that it may not be able to sell or dispose of the shares of common stock of Remedent as there may be no public or other market for them. Each Exchanging Stockholder understands that certificates evidencing the Exchanging Stock shall bear a legend substantially as follows:

          THE  SECURITIES   REPRESENTED  BY  THIS   CERTIFICATE  HAVE  NOT  BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED TO ANY U.S. PERSON OR IN THE U.S. UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION

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

          REQUIREMENTS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

     2.6 Approvals. Each Exchanging Stockholder represents no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by it and for the consummation of the transactions described herein.

     2.7 Not a U.S. Person. Each Exchanging Stockholder represents that it is not a U.S. Person within the meaning of Regulation S of the Securities Act and is not acquiring the Exchanging Stock for the account or benefit of any U.S. Person. In addition, each Exchanging Stockholder represents that it is or was not in the U.S. at the time of the offer or sale of the Exchanging Stock.

     2.8 No Hedging. Each Exchanging Stockholder represents that it will not engage in hedging transactions with regard to the Exchanging Stock unless it is in accordance with the Securities Act.

     2.9 Foreign Compliance. Each Exchanging Stockholder acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the U.S. by Remedent that would permit an offering of the Exchanging Stock, or possession or distribution of offering materials in connection with the issue of the Exchanging Stock, in any jurisdiction outside the U.S. where legal action by Remedent for that purpose is required. Each Exchanging Stockholder outside the U.S. will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Exchanging Stock or has in its possession or distributes any offering material, in all cases at its own expense.

     2.10 Authorization. Each Exchanging Stockholder further represents and warrants to, and covenants with, the Company that (i) the it has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Exchanging Stockholder enforceable against the respective Exchanging Stockholder in accordance with its terms.

     2.11 Independent. Each Exchanging Stockholder understands that nothing in this Agreement or any other materials presented to each Exchanging Stockholder in connection with the purchase and sale of the Exchanging Stock constitutes legal, tax or investment advice. Each Exchanging Stockholder has consulted such legal, tax and investment advisors, as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Exchanging Stock.

     2.12 Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Exchanging Stockholder or the Subsidiary is subject or, if Exchanging Stockholder is an entity, any provision of its charter, bylaws, or other governing documents, (ii) conflict with, result in a breach of, constitute a default under, result in the

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

acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Exchanging Stockholder or the Subsidiary is a party or by which it is bound or to which any of its assets are subject, or (iii) result in the imposition or creation of a lien upon or with respect to the Subsidiary or the Subsidiary shares of common stock.

3.   REPRESENTATIONS AND WARRANTIES OF REMEDENT

     Remedent hereby represents and warrants as of the date of this Agreement and as of the Closing Date as follow:

     3.1 The Exchanging Stock. At the closing, the Remedent shares of common stock to be issued and delivered to the Exchanging Stockholders hereunder will when so issued and delivered in accordance with the terms of this Agreement and Articles of Incorporation, as amended, and currently in effect, constitute valid and legally issued shares of Remedent Common Stock fully paid and nonassessable and free and clear of all pledges, liens and encumbrances.

     3.2 No Direct Selling Efforts. The Company represents that there "directed selling efforts" in connection with the Exchanging Stock were or are being made in the U.S. by the Company, an affiliate or any person acting on their behalf. For purposes of this Section, directed selling efforts means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the U.S. for any of the securities being offered in reliance on Regulation S.

     3.3 No Solicitation. The Company did not conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D of the Securities Act, or general advertising with respect to the sale of the Securities, or make any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Securities Act.

4.   CONDITIONS PRECEDENT

     4.1 Conditions Precedent to the Obligation of Exchanging Stockholders and Remedent. All obligations of the Exchanging Stockholders and Remedent under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

          (i)  The Reverse Stock Split shall become effectuated; and

          (ii) Remedent shall have sufficient shares of Remedent Common Stock authorized but unissued to complete the Exchange.

5.   INDEMNIFICATION

     Exchanging Stockholders and the Subsidiary, to the extent applicable, agree to indemnify and hold harmless Remedent, its officers, directors and stockholders; and Remedent agrees to indemnify and hold harmless the Exchanging Stockholders, at all times against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any

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

material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder.

6.   MISCELLANEOUS

     6.1  Certain  Taxes.  All  transfer,   documentary,   sales,   use,  stamp,
registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Exchanging Stockholders when due, if any, and the Exchanging Stockholders shall, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law.

     6.2 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the closing.

     6.3 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

     6.4 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

     6.5 Assignment. This Agreement is not assignable except by operation of law.

     6.6 Notice. Any notice or statement given under this Agreement shall be deemed to have been given if sent by mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

     6.7 Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of California, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

     6.8 Entire Agreement. This Agreement (including the Exhibit attached hereto) contains the entire agreement among the parties with respect to the exchange and issuance of the shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

     6.9 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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

     6.10 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

     6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

     6.12 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     6.13 Tax Treatment. Remedent and Subsidiary and the Exchanging Stockholders acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the appropriate tax laws.

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


     IN WITNESS WHEREOF, the parties have executed this Exchange Agreement on the date first above written.


                                       REMEDENT USA, INC.


                                       By: /s/ Robin List
                                           -----------------------------------
                                           Robin List, Chief Executive Officer



                                       ROBIN LIST


                                       By: /s/ Robin List
                                           -----------------------------------
                                           Robin List



                                       LAUSHA N.V.

                                       By: /s/ Guy De Vreese
                                           -----------------------------------
                                       Its: CEO
                                           -----------------------------------



                                       REMEDENT, N.V.


                                       By:  /s/ Guy De Vreese
                                           -----------------------------------
                                       Its: COO
                                           -----------------------------------

                                    EXHIBIT A

                         LIST OF EXCHANGING STOCKHOLDER


=======================================================================================

Name of Stockholder      Approximate        Number of Shares       Number of Shares of
                    Percentage of Holding   of Subsidiary held   of Restricted Remedent
                       In Subsidiary                              Common Stock to be
                                                                        Issued
---------------------------------------------------------------------------------------

Lausha, N.V.                71.71%                7,171                7,093,501
Robin List                   6.29%                  629                  622,202
---------------------------------------------------------------------------------------

Total                       78.00%                7,800                7,715,703
---------------------------------------------------------------------------------------


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